Exhibit 99.1

LAW DEPARTMENT

Date:	January 11, 2010

To:	Directors and Executive Officers of Burlington Northern Santa Fe Corporation

From:	Jim H. Gallegos

Subject:	Notice of Possible Blackout Period and Regulation BTR Trading Restrictions

This blackout notice (“Blackout Notice”) is being provided in order to notify you that directors and executive officers of Burlington Northern Santa Fe Corporation (“BNSF”) will be prevented from buying or selling shares of BNSF common stock (“BNSF Shares”) during a “blackout period” that will occur from January 27, 2010 at 4 p.m. Eastern Time through the week of February 22, 2010.

The reason for the blackout period is that Section 306(a) of the Sarbanes-Oxley Act and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the Securities and Exchange Commission, generally require a blackout period to be imposed during which directors and executive officers are subject to trading restrictions if 50% or more of the participants in all individual account plans of an issuer are prohibited from engaging in transactions with respect to the issuer’s equity securities in their plan accounts for more than three consecutive business days.  The Blackout Trading Restriction also generally requires that we provide you and the SEC with advance notice of such a blackout period.

In this case, a blackout period will occur because the plan administrators of each of the BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan, the Burlington Northern Santa Fe Investment and Retirement Plan and the BNSF Railway Company 401(k) Retirement Plan for TCU Employees (collectively, the “Plans”) have decided to impose restrictions on the BNSF Shares held in the Plans in order to allow themselves to process and implement participants’ instructions with respect to the election of the type of consideration participants will receive in the anticipated acquisition of BNSF by Berkshire Hathaway, Inc.  Participants will be unable to exchange their account balances into or out of the BNSF Company Stock Fund, make a contribution or loan repayment to the BNSF Company Stock Fund, take a loan from the BNSF Company Stock Fund or obtain a distribution or withdrawal from the BNSF Company Stock Fund.

During the blackout period, whether or not you participate in the Plans, your ability to exercise BNSF stock options or otherwise trade in BNSF Shares held outside of the Plans will be restricted.  Specifically, you will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any BNSF Share or derivative security with respect to BNSF Shares that you acquired in connection with your service or employment as a director or executive officer of BNSF (or any successor or subsidiary corporation).

The trading restrictions will not apply to BNSF Shares that were not acquired in connection with your service as a director or executive officer.  You should note, however, that there is a rebuttable presumption that any BNSF Shares sold during a blackout period are not exempt from the rule (i.e., you will bear the burden of proving that the securities were not “acquired in connection with service or employment”).  In addition, the SEC’s rules provide a limited number of exemptions from the trading restriction; most notably these include bona fide gift transactions and purchases or sales under qualified “10b5-1 plans”.  We strongly recommend that you consult with us before entering into any transaction in BNSF Shares during the blackout period.

Please note that the trading restrictions implemented because of the blackout period are in addition to the trading restrictions under BNSF’s Insider Trading Policy that are currently in effect and will remain in effect through the close of business on January 24, 2010.  Consequently, there will be a very short time period during which you will be permitted to trade in BNSF Shares between the lifting of the insider trading restrictions and the beginning of the blackout period.

As noted above, the blackout period is scheduled to begin on January 27, 2010 at 4 p.m. Eastern Time and is scheduled to end during the week of February 22, 2010.  You will be notified directly in the event that there are changes to these dates.

Questions regarding this Blackout Notice or the blackout period that will apply to directors and executive officers (including questions regarding when the blackout period has ended) may be directed to:

James H. Gallegos
Vice President and Corporate General Counsel
BNSF Railway Company
2500 Lou Menk Drive
Fort Worth, TX  76131
(817) 352-2369

Important Legal Information
No statement in this document is an offer to purchase or a solicitation of an offer to sell securities.